UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    December 29, 2022
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd.
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Warrants exercisable for one share of common stock at an exercise price of $11.50	BHIL WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 29, 2022, Benson Hill, Inc. (the “Company”), through its wholly owned subsidiaries, Benson Hill Fresh, LLC (the “Seller”) and Benson Hill Holdings, Inc. (“Holdings”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Sweet Sixty, LLC, a Florida limited liability company (the “Buyer”). Pursuant to the Stock Purchase Agreement, the Seller agreed to sell all of the outstanding equity securities of J&J Produce, Inc. (“J&J”), and all of the outstanding equity securities of J&J’s subsidiaries, to the Buyer for aggregate cash consideration of $3 million, subject to adjustment for the value of certain fixed assets that have been sold, stolen, or destroyed, as set forth in the Stock Purchase Agreement (the “Stock Sale”).

The parties have agreed that $900,000 of the purchase price will be placed into an escrow account to cover any indemnification claims or any other claims pursuant to the Stock Purchase Agreement by the Buyer. The escrow account will be governed by the terms of an escrow agreement to be entered into among the Buyer, the Seller and the escrow agent. Pursuant to the Stock Purchase Agreement, $450,000 of the funds in the escrow account will be released to the Seller after the first anniversary of the closing under the Stock Purchase Agreement, with the remaining funds released after the second anniversary of the closing date, provided that any funds subject to outstanding claims by the Buyer will be retained in escrow until the final disposition of such claims.

The Stock Purchase Agreement does not prohibit the Company, the Seller, Holdings or their affiliates from soliciting, encouraging, initiating or otherwise participating in an alternative proposal to purchase or acquire J&J. If another offer is received from a third party, the Buyer will have ten business days to match the terms of the other offer. If the Buyer does not match, the Seller and Holdings may terminate the Stock Purchase Agreement without liability and accept the other offer.

The Stock Purchase Agreement contains customary representations, warranties and covenants by the parties thereto, and provides for customary closing conditions and deliverables, termination provisions and mutual indemnification obligations. The closing of the transactions contemplated by the Stock Purchase Agreement is scheduled to occur on June 30, 2023, or such other date as is mutually agreed by the parties.

Purchase and Sale Agreement

In connection with the Stock Purchase Agreement, on December 29, 2022, J&J entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with the Buyer. Pursuant to the Purchase and Sale Agreement, J&J sold certain real and personal property comprising an agricultural production and processing facility located in Vero Beach, Florida to the Buyer for an aggregate purchase price of $18 million, subject to the adjustments set forth in the Purchase and Sale Agreement (the “Asset Sale”). The Purchase and Sale Agreement contemplates that certain property will be leased back to the Seller pursuant to a separate agricultural and facility lease.

The parties have agreed that $500,000 of the purchase price will be placed into an escrow account to secure completion of certain work by the Seller following the closing of the transaction. The escrow account is governed by the terms of an escrow agreement among the Buyer, J&J, Holdings, and the escrow agent.

The Purchase and Sale Agreement contains mutual indemnification obligations. Holdings has agreed to guaranty the Seller’s indemnification obligations. The closing of the transactions contemplated by the Purchase and Sale Agreement occurred on December 29, 2022.

Non-Escrowed Cash Closing Proceeds

Pursuant to the Second Amendment to Loan Documents which was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 10, 2022 (the “Second Amendment”), the non-escrowed cash closing proceeds from the Stock Sale and the non-escrowed cash closing proceeds from the Asset Sale will be held by the Seller in a restricted, blocked account in favor of Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”). Those non-escrowed cash closing proceeds will be held in the restricted, blocked account, and applied, as described in the Company’s current report on Form 8-K filed on November 10, 2022.

The foregoing descriptions of the Stock Purchase Agreement and the Purchase and Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement and the Purchase and Sale Agreement, which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Stock Purchase Agreement and the Purchase and Sale Agreement were made only for the purposes of the Stock Purchase Agreement and the Purchase and Sale Agreement, respectively, and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between the parties rather than establishing matters of fact and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by the parties. Accordingly, investors should not rely on the representations, warranties and covenants in the Stock Purchase Agreement or the Purchase and Sale Agreement as statements of factual information regarding the parties.

Item 7.01 Regulation FD Disclosure.

On January 3, 2023, the Company issued a press release announcing the entry into the agreements described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information contained in the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Stock Purchase Agreement dated December 29, 2022, by and among Sweet Sixty, LLC, Benson Hill Fresh, LLC and Benson Hill Holdings, Inc.
2.2*	Purchase and Sale Agreement dated December 29, 2022, by and among Sweet Sixty, LLC and J&J Produce Inc.
99.1	Press Release, dated January 3, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
___________________
*    The exhibits, schedules, and appendices to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit, schedule or appendix to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Dean Freeman
Dean Freeman
Chief Financial Officer
Date: January 3, 2023